SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[ ] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                       METRO ONE TELECOMMUNICATIONS, INC.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                           [LETTERHEAD OF METRO ONE]

April XX, 2003

Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders of Metro One Telecommunications, Inc. The meeting will be held on May 28, 2003, at 3:30 p.m., local time, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007. The directors of Metro One and I look forward to greeting as many of our shareholders as possible.

      Details of the business to be conducted at the meeting are given in the attached notice of annual meeting of shareholders and proxy statement. Our annual report for the year ended December 31, 2002 is also enclosed.

      Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. This will ensure representation of your shares if you are unable to attend. Instructions on how to vote your shares by telephone or via the Internet can be found on the proxy card.

      On behalf of the Board of Directors, I would like to express our continued appreciation for your interest in Metro One's business affairs.

                                          Sincerely,

                                          /s/ Timothy A. Timmins

                                          Timothy A. Timmins
                                          President and Chief Executive
                                          Officer

                       Metro One Telecommunications, Inc.
                           11200 Murray Scholls Place
                             Beaverton, Oregon 97007

                      ------------------------------------

                    Notice of Annual Meeting of Shareholders
                             To be held May 28, 2003

                      ------------------------------------

To the Shareholders of
Metro One Telecommunications, Inc.:

      Notice is hereby given that the annual meeting of shareholders of Metro One Telecommunications, Inc. will be held on May 28, 2003, at 3:30 p.m., local time, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, for the following purposes:

      1. To elect one Class I director, two Class II directors and one Class III director;

      2. To approve an amendment of Metro One's articles of incorporation to change the range of the number of authorized directors;

      3. To approve an amendment of the 1999 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for purchase;

      4. To ratify the selection of Deloitte & Touche LLP as Metro One's independent auditors for the year ending December 31, 2003; and

      5. To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

      The Board of Directors has fixed April 2, 2003 as the record date for the meeting. Only holders of record of shares of Metro One common stock at the close of business on the record date will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

                                    By Order of the Board of Directors

                                    /s/ Gary E. Henry

                                    Gary E. Henry
                                    Secretary

Beaverton, Oregon
April XX, 2003

                      Metro One Telecommunications, Inc.
                          11200 Murray Scholls Place
                           Beaverton, Oregon 97007

                    --------------------------------------

                               Proxy Statement
                    For the Annual Meeting of Shareholders
                           To be Held May 28, 2003

                    --------------------------------------

      The Board of Directors of Metro One Telecommunications, Inc. is furnishing this proxy statement to Metro One's shareholders to solicit proxies for use at the annual meeting of shareholders to be held on May 28, 2003, at 3:30 p.m., local time, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, and at any adjournments or postponements of the meeting. In this proxy statement, "Metro One," "we," "us" and "our" refer to Metro One Telecommunications, Inc.

      At the meeting, you will be asked to:

      o Elect one Class I director, two Class II directors and one Class III director;

      o Approve an amendment of Metro One's articles of incorporation to change the range of the number of authorized directors;

      o Approve an amendment of the 1999 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for purchase;

      o Ratify the selection of Deloitte & Touche LLP as Metro One's independent auditors for the year ending December 31, 2003; and

      o Transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

      This proxy statement, together with the enclosed proxy, is first being mailed to shareholders on or about April XX, 2003.

Record Date and Quorum

      The Board of Directors has fixed April 2, 2003 as the record date for the meeting. Only holders of record of shares of Metro One common stock at the close of business on the record date will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting. On the record date, there were 24,682,318 shares of common stock outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of common stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business at the meeting.

Voting and Proxy Instructions

      Each shareholder of record at the close of business on the record date is entitled to one vote for each share of common stock registered in the shareholder's name. You may vote your shares (1) over the telephone by calling a toll-free number, (2) by using the Internet, or (3) by mailing in your proxy card. If you would like to vote by telephone or by using the Internet, please refer to the specific instructions on the proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. Eastern Time on Tuesday, May 27, 2003. If you wish to vote using the proxy card, complete, sign and date your proxy card and return it to us before the meeting.

      Whether you choose to vote by telephone, over the Internet, or by mail, you may specify whether your shares should be voted for all, some, or none of the nominees for directors (Proposal I), and whether you approve, disapprove, or abstain from voting on any of the other proposals. If you do not specify on your proxy card, or when giving your proxy by telephone or over the Internet, how you want to vote your shares, we will vote them FOR each of the nominees for director (Proposal I), FOR the approval of the amendment of our articles of incorporation to change the range of the number of authorized directors (Proposal II), FOR the approval of an amendment of our 1999 Employee Stock Purchase Plan (Proposal III) and FOR the ratification of the selection of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2003 (Proposal IV).

Revocation of Proxies

      Your presence at the meeting will not automatically revoke your proxy. You may, however, revoke your proxy at any time prior to its exercise by (1) submitting a written notice of revocation to Secretary, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007,
(2) submitting another proxy by telephone, via the Internet, or by mail that is later dated and, if by mail, that is properly signed, or (3) attending the meeting and voting in person. All valid, unrevoked proxies will be voted at the meeting.

                            Election of Directors
                                 (Proposal I)

      Under our articles of incorporation, our directors are divided into three classes, Class I, Class II and Class III. At our 2001 annual meeting, Class I directors were elected for a one-year term, Class II directors were elected for a two-year term and Class III directors were elected for a three-year term. Thereafter, each year, a different class of directors is elected at the annual meeting for a three-year term. At our 2002 annual meeting, Class I directors were elected for a three-year term.

Nominees and Directors

      Two directors, of the six directors currently constituting the Board of Directors, are Class II directors and consequently are to be elected at this annual meeting to hold office until the 2006 annual meeting and until their successors are elected and qualified.

      In February 2003, Roger L. Pringle was elected by the Board of Directors as a Class I director to fill the vacancy created by the retirement of A. Jean de Grandpre.

      In April 2003, Helena Mattila was elected by the Board of Directors as a Class III director to fill the vacancy created by the resignation of Henri Harmia. Mr. Harmia was a designee of Sonera Media Holding B.V. pursuant to an Investment Agreement dated as of February 2, 2001 between Metro One and Sonera Media Holding B.V., the obligations of which have been assumed by Sonera Holding B.V. Ms. Mattila has been designated by Sonera Holding B.V., an indirect subsidiary of TeliaSonera AB, as a replacement for Mr. Harmia. See "Principal Shareholders." Mr. Harmia had been designated by Sonera to replace Heikki Jamsanen

      In accordance with Oregon law, the term of a director elected by the Board of Directors to fill a vacancy expires at the next annual meeting at which directors are elected. Therefore, Mr. Pringle will stand for election as a Class I director to serve for the remaining two-year term of the vacancy, and until his successor is elected and qualified, and Ms. Mattila will stand for election as a Class III director for the remaining one-year term of the vacancy, and until her successor is elected and qualified.

      It is not anticipated that the nominees will decline or be unable to serve as directors. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the present Board of Directors.

      The following table sets forth the names of the current members of the Board of Directors. The table also includes each director's age, class, the periods during which each has served as a director and the positions currently held by him or her.

                          Director             Current       Position With
       Name         Age     Since    Class   Term Expires      Metro One
       ----         ---     -----    -----   ------------      ---------
Roger L. Pringle...  62     2003       I         2003      Director
Timothy A. Timmins.  46     1994       I         2005      President, Chief
                                                           Executive Officer
                                                           and Director
Aimo Olkkonen......  57     2001      II         2003      Director
David A. Williams..  61     2000      II         2003      Director
William D.           64     1995      III        2004      Chairman of the
Rutherford.........                                        Board
James M. Usdan.....  53     1997      III        2004      Director
Helena Mattila.....  43     2003      III        2003      Director

Certain information as to the nominees who are up for election at the meeting follows:

Nominee for Class I Director (New Term to Expire in 2005)

      Roger L Pringle is President and founder of The Pringle Company, an executive search and management consulting firm serving various clients in a variety of industries ranging from high technology to health care. Prior to founding the Pringle Company in 1976, Mr. Pringle


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

served six years as a Principal with Ernst & Young in its management consulting organization, specializing in business planning, organization development, executive compensation and executive search. He has also served as corporate Human Resources Director for Hyster Company involved with labor relations and human resources management. Mr. Pringle served or currently serves on the Boards of numerous organizations including West One Bank Oregon, Bank of the Northwest, Epitope, Inc. (Nasdaq: EPTO), Agritope, Inc., North Pacific Group and H2F Media, Inc. He holds a Bachelor of Science degree in Business from Oregon State University and a Masters degree in Business Administration from the University of Oregon.

Nominees for Class II Directors (New Term to Expire in 2006)

      Aimo Olkkonen has served as President and Chief Executive Officer of Sonera Holding B.V., a telecommunications holding company owned by TeliaSonera AB, a telecommunications company, and Executive Vice President of Sonera Corporation, also a telecommunications company and currently owned by TeliaSonera, since 2001. From 1988 through the present, he has held various management positions in Sonera Corporation in Finland and elsewhere. In addition he has served as a board member in several telecommunications companies including EMT (Estonia), LMT (Latvia), Omnitel (Lithuania), Sonera International (Belgium), Sonera Corporation U.S. (U.S.), Sonera GMBH (Germany), Turkcell (Turkey), Libancell (Lebanon), Ipse 2000 (Italy), Xfera (Spain) and others. Mr. Olkkonen received a Masters of Science degree from Helsinki Technical University and has completed the Advanced Management Program at Harvard Business School. He is a designee of Sonera Holding B.V. pursuant to an Investment Agreement dated as of February 2, 2001 between Metro One and Sonera Media Holding B.V., the obligations of which have been assumed by Sonera Holding B.V.

      David A. Williams has served as President of his investment company, Roxborough Holdings Limited, Toronto, Ontario, Canada since 1995. From 1969 to 1994 he also held senior management positions with Beutel Goodman Company, one of Canada's largest institutional money managers. He also has extensive board experience, serving as the Chairman of the Board of Radiant Energy Corporation and FRI Corporation. He is a director of Drug Royalty Corporation, Bennett Environmental, Inc., Pinetree Capital Corporation and First International Asset Management. Mr. Williams holds a Bachelors degree in Business from Bishops University, Lennoxville, Quebec and a Masters degree in Business Administration from Queen's University, Kingston, Ontario. He is a director of the Bishop's University Foundation and the Women's College Hospital Foundation.

Nominee for Class III Director (New Term to Expire in 2004)

      Helena Mattila has served as Vice President, Customer Services in the Consumer Segment of TeliaSonera Finland since July 2002. She was Vice President of Customer Services and Billing for the Mobile Operations division of Sonera Oyj from October 1998 to June 2002. From January 1995 to September 1998, Ms. Mattila was Vice President of the Information and Operator Services division of Sonera Oyj. She was Department Manager of the Information and Operator Services division of Telecom Finland from November 1992 to December 1994. From September 1990 to October 1992, she was Product Manager of the Information and Operator Services division of Post and Telecom. Ms. Mattila received a Master of Science in Engineering degree and an Executive Masters degree in Business Administration from Helsinki University of Technology.

Certain information as to directors who are not up for election at the meeting follows:

Continuing Class I Director (Current Term to Expire in 2005)

      Timothy A. Timmins has served as President and Chief Executive Officer of Metro One since 1995. He was Metro One's Executive Vice President and Chief Financial Officer from 1993 to 1995. From 1985 to 1993, Mr. Timmins served in various capacities with the Investment Banking Division of Kemper Securities, Inc. and predecessor firms, ultimately as Senior Vice President. Mr. Timmins is a certified public accountant and holds a Bachelor of Science degree in Business Administration from Portland State University and a Masters degree in Business Administration from the University of Southern California.

Continuing Class III Directors (Current Term to Expire in 2004)

      William D. Rutherford was elected Chairman of Metro One's Board of Directors in 2000. He is the Principal of Rutherford Investment Management LLC, an investment advisory service. During 1997, Mr. Rutherford was Chief Executive Officer of Fiberboard Asbestos Compensation Trust. From 1995 to 1996, Mr. Rutherford was a Principal with Macadam Partners, a Portland-based investment firm. He was formerly the Treasurer of the State of Oregon, where he was responsible for the State's then $14 billion investment program and the State's then $7.5 billion in indebtedness and during which service he was elected Chairman of the Oregon Investment Council. He also served for seven years as a Member of the Oregon House of Representatives. From 1994 to 1995, Mr. Rutherford served as Director of Special Projects for Metallgesellschaft Corp., a multi-billion dollar international trading company. From 1990 through 1993, Mr. Rutherford was President and a director of Societe Generale Touche Remnant Corporation (U.S.), an international asset management company. From 1987 to 1990, Mr. Rutherford was President and Chief Executive Officer of ABD International Management Corporation, an international asset management company. Mr. Rutherford formerly practiced law and served as Chief Executive Officer of a regional investment firm. A U.S. Army veteran, Mr. Rutherford received a Bachelor of Science degree in History from the University of Oregon and an LL.B. from Harvard University Law School.

      James M. Usdan is President, Chief Executive Officer and a director of Castle Dental Centers, Inc., a group dental practice management organization. From 1998 to 2001, Mr. Usdan was President and Chief Executive Officer of NextCARE Hospitals, Inc., a provider of long-term acute care hospital services. From 1990 to 1998, Mr. Usdan was President, Chief Executive Officer and a director of RehabCare Group Inc., a provider of physical therapy, rehabilitation staffing and other staffing services. Prior to joining RehabCare, Mr. Usdan was a founder and President and Chief Executive Officer of American Transitional Care, Inc. from 1987 to 1990. During 1986 and 1987, he was Executive Vice President and Chief Operating Officer of Rehab Hospital Services Corporation, the rehabilitation subsidiary of National Medical Enterprises. Mr. Usdan serves on the advisory boards of Maryville College and the Harvard School of Public Health. He holds a Bachelor of Arts degree from Harvard College.

Board Recommendation; Vote Required

      The Board of Directors recommends a vote FOR the election of each of its nominees for directors. If a quorum is present, a plurality of the votes cast by the shares entitled to vote is required for the election of a director. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists but have no effect on the determination of whether a plurality exists with respect to a given nominee.

Board and Committee Meetings

      During 2002, the Board of Directors held five meetings. Except for Mr. Olkkonen, each incumbent director attended at least 75% of the aggregate of the total number of meetings held and the total number of meetings held by all committees of the Board on which he served during the period that he served.

      The Compensation Committee of the Board of Directors currently consists of Messrs. Olkkonen, Pringle and Usdan. Mr. Usdan is the Chairman. The Compensation Committee met two times in 2002. It reviews executive compensation, makes recommendations to the full Board regarding changes in compensation and administers Metro One's stock option plan and employee stock purchase plan.

      The Audit Committee of the Board of Directors currently consists of Messrs. Olkkonen, Pringle and Williams. Mr. Pringle is the Chairman. The Audit Committee met four times in 2002. It reviews Metro One's annual audited financial statements and quarterly unaudited financial statements and discusses certain matters with the independent auditors, including issues relating to their independence. We believe that each of Messrs. Olkkonen, Pringle and Williams is "independent" as defined in the current listing standards of the National Association of Securities Dealers, Inc. The Board of Directors has adopted a written charter for the Audit Committee.

      The Nominating Committee of the Board of Directors selects and recommends nominees for election as directors of Metro One at the annual meeting. The Nominating Committee currently consists of Messrs. Olkkonen, Pringle and Rutherford. Mr. Rutherford is the Chairman. The Nominating Committee met once during 2002 to consider nominees for director to fill the vacancy created by the retirement of A. Jean de Grandpre. Roger L. Pringle was nominated by the Committee and elected by the Board of Directors to fill that vacancy. The Board of Directors will consider nominees recommended by shareholders if submitted to the Board in accordance with the procedures specified in Metro One's bylaws. The bylaws provide that a shareholder seeking to nominate a candidate for election as a director at a meeting of shareholders must provide notice to Metro One's secretary of such nomination in writing not less than 60 nor more than 90 days prior to the meeting, and such notice must provide Metro One with certain information regarding the nominee.

      The Corporate Governance Committee of the Board of Directors oversees the development and implementation of corporate governance guidelines and related matters. The Corporate Governance Committee currently consists of Messrs. Pringle, Rutherford and

Williams. Mr. Pringle is the Chairman. The Board of Directors formed the Corporate Governance Committee and appointed its current members in 2003.

Director Compensation

      Generally, directors who are not employees or Sonera designees receive $20,000 as an annual fee, $3,000 plus expenses for each meeting attended in person and $1,000 plus expenses for each Board meeting attended by telephone. Committee chairpersons and committee members receive $1,000 and $750, respectively, for each meeting attended. Mr. Rutherford also receives $3,000 per month for his service as Chairman of the Board. This director compensation structure was recommended by the Compensation Committee and approved by the Board and effective in February 2003. Previously, the annual director fee was $7,500, the Board meeting fees were $2,500 for attendance in person and $500 for attendance by telephone, the committee meeting fee was $250 for each committee meeting attended, and the Chairman of the Board received $2,000 per month in addition to the annual fee.

      Generally, directors who are not employees or Sonera designees are granted non-qualified options to purchase 15,000 shares of common stock at the time of recruitment and 15,000 shares of common stock in October of each year. On July 31 each year, the non-employee Chairman of the Board is also granted a non-qualified option to purchase 21,428 shares of common stock. All of these grants are vested and exercisable at the time of the grant and have exercise prices equal to the fair market value of our common stock on the date of grant.

              Amendment of Articles of Incorporation to Change the
                   Range of the Number of Authorized Directors
                                  (Proposal II)

      At the meeting, you are being asked to approve an amendment to Metro One's articles of incorporation to change the number of authorized directors to a range of not less than five nor more than nine. The number of authorized directors of Metro One is set by its articles of incorporation. Article VIII, Section A of the articles of incorporation currently provides that the number of directors shall be not less than three nor more than seven, and within such limits, the exact number is fixed and increased or decreased by resolution of the Board of Directors. The amendment, if approved, would provide that the number of authorized directors shall be not less than five nor more than nine, and within such limits, the exact number shall be fixed and increased or decreased by resolution of the Board of Directors. The articles of incorporation provide that any change in the number of directors be apportioned as nearly as possible among the classes as to make all classes as nearly equal as possible.

      The Sarbanes-Oxley Act of 2002, the related rules of the Securities and Exchange Commission and the proposed amendments to the rules pertaining to listing on Nasdaq have significantly changed the governance requirements applicable to Metro One. These changes will affect, among other things, the functioning of the Board of Directors and the composition and responsibilities of various committees of the Board. The proposed amendments pertaining to Nasdaq listing require that the audit committee be composed of independent directors and that,


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

with certain exceptions, the compensation and nominating committees be composed of independent directors. In addition, certain matters must be approved either by one of these committees or by a majority of independent directors. The extent to which the Sonera designees will be considered independent may not be clear until the rules are finalized. In any event, the Board believes it would be appropriate to change the range of the authorized number of directors so that additional independent directors might be elected in the future. This would minimize the number of independent directors that would be required to serve on more than one committee and more evenly distribute the responsibilities among the directors. If the proposed amendment is approved, the Board anticipates that it will maintain the exact number of directors at seven for the time being. It will, however, have the ability to increase the exact number and fill any resulting vacancies without approval of the shareholders, provided that the term of any director so elected will expire at the next annual meeting of shareholders.

Board Recommendation; Vote Required

      The Board of Directors recommends a vote FOR the amendment to Metro One's articles of incorporation to change the range of the number of authorized directors. Article VIII, Section C of the articles of incorporation provides that the provisions of Article VIII may not be amended unless such action is approved by the affirmative vote of not less than 75% of the votes then entitled to be cast for election of directors. Consequently, if a quorum is present, the affirmative vote of at least 75% of the shares entitled to vote at the annual meeting is required to approve this proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists but are treated as "no" votes in determining whether the proposal is approved.

                Amendment of 1999 Employee Stock Purchase Plan
                                (Proposal III)

      At the meeting, you are being asked to approve an amendment of Metro One's 1999 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of common stock initially authorized for purchase under the ESPP by 250,000 shares, from 225,000 to 475,000 shares of common stock. In addition, the amendment provides that the number of authorized shares automatically increases on January 1, 2004 and January 1 of each year thereafter until and including January 1, 2013 (unless the ESPP is terminated earlier in accordance with plan provisions) by the lesser of (i) 1% of the number of shares of common stock outstanding on that date, or (ii) a lesser number determined by the Compensation Committee prior to such January 1; provided, however, that the total number of shares of common stock available for issuance under the ESPP shall not exceed 3% of the number of shares of common stock outstanding on that date.

      The plan was initially approved by the Board of Directors on December 9,1998 and by the shareholders on June 29, 1999. As of April 1, 2003, a total of 209,186 shares have been purchased by employees under the ESPP leaving 15,814 shares available for future purchase. The purpose of the ESPP is to attract and retain qualified employees essential to the success of Metro One, and to provide such persons with an incentive to perform in the best interests of the company. Because the number of Metro One employees who are eligible participants in the ESPP has tripled since the ESPP was adopted in 1999, the Board of Directors believes that it is important that the number of shares available for purchase under the ESPP be increased to


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

accommodate the increase in eligible participants and to enhance opportunities to attract, retain and motivate the best available personnel for the successful conduct of our business. Consequently, the Board approved and adopted, subject to shareholder approval, the proposed amendment.

      The principal terms and provisions of the ESPP are summarized below. The summary is not intended to be a complete description of all the terms of the ESPP. A copy of the ESPP, as amended, will be furnished to any shareholder upon written request to Metro One's secretary at our corporate offices.

Description and Summary of the Employee Stock Purchase Plan

      The ESPP is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power to make and interpret all rules and regulations it deems necessary to administer the ESPP and has broad authority to amend the ESPP, subject to certain amendments requiring shareholder approval.

      All regular employees of Metro One and its subsidiaries, including Metro One officers, are eligible to participate in the ESPP if they: (i) are employed in a position with regular hours of 20 or more hours a week and (ii) are employed more than five months in any calendar year. Eligible employees may elect to contribute from 1% to 10% of their cash compensation during each pay period. The ESPP provides for two annual six-month offering periods, beginning on May 1 and November 1 each year. During the offering periods, participants accumulate funds in an account via payroll deduction. At the end of each six-month offering period, the purchase price is determined and the accumulated funds are used to automatically purchase shares of common stock. The purchase price per share is equal to 85% of the lower of the fair market value of the common stock (i) on the beginning date of the offering period or (ii) the end of the offering period. Unless a participant files a withdrawal notice before the beginning of the next offering period, such participant will automatically be re-enrolled for the next offering period.

      Neither payroll deductions credited to a participant's account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant's employment for any reason the payroll deductions credited to the participant's account will be returned to the participant. Any remaining balances will be returned to the participant, or his or her beneficiary. As of April 1, 2003, approximately 5,200 Metro One employees were eligible to participate in the ESPP.

      The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, which provides that no taxable income is recognized by the participant with respect to shares purchased under the ESPP either at the time of enrollment or at any purchase date within an offering period.

      If a participant disposes of shares purchased pursuant to the ESPP more than two years from the enrollment date and more than one year from the date on which the shares were purchased, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (ii) 15%


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

of the fair market value of the shares on the enrollment date. Any gain on the disposition in excess of the amount treated as ordinary income will be capital gain. Metro One is not entitled to take a deduction for the amount of the discount in circumstances indicated above.

      If a participant disposes of shares purchased pursuant to the ESPP within two years after the enrollment date or within one year after the purchase date, the employee will have ordinary income to the extent that the fair market value of the shares on the date of purchase exceeded the purchase price, even if the sale price (or fair market value on the date of any other disposition) is less than the purchase price. If such disposition is a sale, any difference between the sale price and the fair market value of the shares on the date of purchase will be capital gain or loss and will be long-term if the shares have been held for more than one year. Metro One is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.

      The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Internal Revenue Code of 1986 are complex. Therefore, the foregoing outline is intended to summarize only certain major federal income tax rules concerning qualified employee stock purchase plans.

Board Recommendation; Vote Required

      The Board of Directors recommends you vote FOR the amendment of Metro One's employee stock purchase plan to increase the number of shares authorized for purchase. The proposal must be approved by the holders of at least a majority of the shares of common stock present or represented by proxy at the Annual Meeting. Abstentions are counted for purposes of determining whether a quorum exists but are treated as "no" votes in determining whether the proposal is approved. Broker non-votes are counted for purposes of determining whether a quorum exists but are not counted and have no effect in determining whether the proposal is approved.

              Ratification of Selection of Independent Auditors
                                (Proposal IV)

      The Audit Committee has recommended to the Board of Directors, and the Board of Directors has selected, Deloitte & Touche LLP as independent auditors for the year ending December 31, 2003. Deloitte & Touche LLP has served as our independent auditors since 1995. It is expected that representatives of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Board Recommendation; Vote Required

      The Board has decided to ask the shareholders to ratify the selection and recommends that the shareholders vote FOR approval, although the selection of auditors is not required to be submitted to a vote of the shareholders. If a quorum is present, the proposal will be adopted if the votes cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions are counted for purposes of determining whether a quorum exists but are treated as "no" votes in determining whether the proposal is approved. Broker non-votes are counted for purposes of determining whether a quorum exists but are not counted and have no effect in determining whether the proposal is approved.

                            Audit Committee Report

      As part of its ongoing activities, the Audit Committee has:

      o Reviewed and discussed with management Metro One's audited financial statements for the year ended December 31, 2002;

      o Discussed with Metro One's independent auditors the matters required to be discussed by the Codification of Statements on Auditing Standards No. 61, "Communications with Audit Committees," as amended; and

      o Received the written disclosures and the letter from Metro One's independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with such independent auditors their independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited annual financial statements be included in Metro One's Annual Report on Form 10-K for the year ended December 31, 2002.

                              The Audit Committee:
                              Roger L. Pringle, Chairman
                              Aimo Olkkonen
                              David A. Williams

Audit Fees

      For 2002, the aggregate fees billed by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates ("Deloitte & Touche") for professional services rendered for the audit of our annual financial statements and for the review of the financial statements included in our quarterly reports totaled approximately $126,500. We paid approximately $90,000 for these services for 2001.

Audit-Related Fees

      We paid Deloitte & Touche approximately $5,300 in fees for assurance and related services by Deloitte & Touche that were related to the performance of the audit and review of our financial statements for 2002. We paid no fees for these services for 2001.

Tax Fees

      For 2002, we paid Deloitte & Touche approximately $27,000 in fees related to tax compliance and tax research services. We paid approximately $6,700 for these services for 2001.

All Other Fees

      We paid no fees to Deloitte & Touche relating to financial information systems design and implementation for 2001 or 2002. We paid Deloitte & Touche approximately $1,000 in other non-audit fees for 2002, and we did not pay any other non-audit fees for 2001. After considering these matters, the Audit Committee does not believe the rendering of these services to be incompatible with maintaining the independence of Deloitte & Touche as our principal accounting firm.

                                   Management

Executive Officers

      The following table sets forth certain information with respect to our executive officers:

         Name                      Age          Position With Metro One
         ----                      ---          -----------------------

Timothy A. Timmins..........       46      President, Chief Executive Officer
                                           and Director

Gary E. Henry...............       47      Executive Vice President - Chief
                                           Operating Officer, Secretary

Karen L. Johnson............       53      Senior Vice President - Corporate
                                           Development

Dale N. Wahl................       59      Senior Vice President - Chief
                                           Financial Officer

Duane C. Fromhart...........       48      Vice President - Finance

      Information concerning Mr. Timmins is set forth under "Election of Directors - Nominees and Directors." The Board of Directors appoints the executive officers, who serve at the discretion of the Board.

      Gary E. Henry joined Metro One in 1992 and serves as Executive Vice President - Chief Operating Officer and Secretary. From 1992 to 1999, he served Metro One in a variety of operational positions. Prior to 1992, he was Senior Vice President, Corporate Services Director for Imperial Corporation of America, Inc., a financial institution, with whom he was employed starting in 1985. Mr. Henry holds a Bachelor of Arts degree in Public Administration from San Diego State University.

      Karen L. Johnson joined Metro One in 1993 and since 1998 has served as Senior Vice President - Corporate Development. From 1993 to 1998, she served as Vice President - Controller. From 1989 to 1993, she was the Financial Operations Manager for Care Medical Equipment, Inc. and Care Ambulance, Inc. Ms. Johnson is a certified public accountant with a Bachelor of Arts degree from St. Olaf College and performed post-graduate work in accounting and business administration at Portland State University.

      Dale N. Wahl joined Metro One in August 2000 and serves as Senior Vice President - Chief Financial Officer. From 1982 to 1998, he held several executive positions with NIKE, Inc., a shoe and apparel company, in a variety of areas including finance, administration and general management. From 1975 to 1982, he served as Vice President - Finance for Northwest Marine Iron Works, a ship repair, electrical and structural steel contractor. Mr. Wahl is a certified public accountant with a Bachelor of Business Administration degree in Accounting and a Masters degree in Business Administration from the University of Oregon.

      Duane C. Fromhart joined Metro One in April 2000 and since then has served as Vice President - Finance. From 1996 to 2000, he served as Vice President and Controller of Analogy, Inc., a software development company. From 1990 to 1996, he held various positions, including Manager, in the Audit and Business Advisory Services division of Arthur Andersen, LLP. Mr. Fromhart is a certified public accountant with a Bachelor's degree from Pacific Lutheran University and attended post-graduate studies in business and accounting at Portland State University.

                            Executive Compensation

      The following table sets forth, for the years indicated, certain summary information concerning compensation of our chief executive officer and our other most highly paid executive officers whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2002.

                          Summary Compensation Table

                                                                    Long-Term
                                                                   Compensation
                                                                   ------------
                                      Annual Compensation             Awards
                                   ---------------------------------------------
                                                                   Securities
                                                                   Underlying
Name and Principal Position        Year    Salary        Bonus     Options (#)
--------------------------------------------------------------------------------

Timothy A. Timmins................ 2002   $200,384           $0            0
    President, Chief Executive     2001   $199,231     $921,500            0
    Officer and Director           2000   $182,807     $300,000       75,000

Gary E. Henry..................... 2002   $314,020         $600       50,000
  Executive Vice President -       2001   $296,918     $100,000       60,000
  Chief Operating Officer,         2000   $213,145      $50,000            0
  Secretary

Karen L. Johnson.................. 2002   $164,324       $7,500        5,000
  Senior Vice President -          2001   $155,627       $2,500       15,000
  Corporate Development            2000   $140,171       $5,000            0

Dale N. Wahl...................... 2002   $149,278      $35,000       15,000
  Senior Vice President - Chief    2001   $129,244     $244,000            0
  Financial Officer                2000     $4,808       $5,000      105,000

Duane C. Fromhart................. 2002   $113,525      $25,000        3,500
  Vice President - Finance         2001   $115,502      $30,000       30,000
                                   2000    $60,155      $30,000       30,000

Option Grants

      During the year ended December 31, 2002, the following named executive officers were granted options to purchase common stock pursuant to Metro One's stock incentive plan.

                              Option Grants in 2002

                                      Individual Grants                                          Potential Realizable
-------------------------------------------------------------------------------------------    Value at Assumed Rates
                                  Number of      % of Total                                         of Stock Price
                                 Securities       Options/                                     Appreciation for Option
                                 Underlying      Granted to    Exercise or                               Term
                                   Options      Employees in    Base Price                     -----------------------
            Name               Granted(#) (1)    Fiscal Year      ($/Sh)     Expiration Date       5%           10%
--------------------------------------------------------------------------------------------    ---------------------
Gary E. Henry...............       50,000          16.8%          $25.50        1/30/2012       $802,079   $2,032,764

Karen L. Johnson............        5,000            1.7%         $25.50        1/30/2012       $ 80,197    $ 203,242

Dale N. Wahl................       15,000            5.1%         $25.50        1/30/2012       $240,552    $ 609,606

Duane C. Fromhart...........        3,500            1.2%         $25.50        1/30/2012       $ 56,142    $ 142,283

----------
(1) The options become exercisable in quarterly increments over a four-year period, subject to early termination in the event of termination of employment, disability or death.

      The following table provides information regarding exercises of options during 2002 and unexercised options held, as of December 31, 2002, by the named executive officers.

            Option Exercises in 2002 and 2002 Year-End Option Values

                                                                   Number of Securities              Value of
                                                                        Underlying           Unexercised In-the-Money
                                                                    Unexercised Options             Options at
                                                                    At 2002 Year-End(#)          2002 Year-End (2)
                                 Shares Acquired       Value            Exercisable/                Exercisable/
Name                             On Exercise (#)    Realized (1)       Unexercisable               Unexercisable
---------------------------------------------------------------------------------------------------------------------
Timothy A. Timmins.........              0                  $0         536,224/18,749                  $518,370/$0


Gary E. Henry..............              0                  $0         177,142/72,031                  $ 39,674/$0

Karen L. Johnson...........              0                  $0         111,135/11,562                  $ 57,941/$0

Dale N. Wahl...............              0                  $0          60,001/59,999                  $      0/$0

Duane C. Fromhart..........         15,000            $169,891          19,407/29,093                  $      0/$0

----------
(1) Based on the market value of the underlying securities at the exercise date, less the exercise price.
(2) Based on the market value of the underlying securities at year-end, less the exercise price.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information as of December 31, 2002, with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category                     Number of securities to be   Weighted average exercise    Number of securities
                                   issued upon exercise of       price of outstanding      remaining available for
                                     outstanding options,       options, warrants and       future issuance under
                                     warrants and rights               rights             equity compensation plans
                                                                                            (excluding securities
                                                                                           reflected in column (a))
                                             (a)                         (b)                          (c)
                                         ----------                   ---------                    ---------
Equity compensation plans
approved by security holders              2,421,739                    $ 13.81                     1,370,045
Equity compensation plans
not approved by
security holders                                 --                         --                            --
                                         ----------                                               ----------
Total                                     2,421,739                    $ 13.81                     1,370,045
                                         ==========                                               ==========

                        Compensation Committee Report

      Compensation Philosophy. The Compensation Committee of the Board of Directors, which is responsible for reviewing and evaluating the compensation of Metro One's executive officers, approves and recommends to the Board of Directors compensation and award levels for executive officers. With regard to compensation actions affecting Mr. Timmins, all of the members of the Board of Directors except for Mr. Timmins act as the approving body.

      Metro One's executive compensation program has been designed to:

      o Support a pay-for-performance policy that is tied to corporate and individual performance;

      o Motivate executive officers to achieve strategic business initiatives and reward them for their achievement;

      o Provide compensation opportunities which are comparable to those offered by similarly-sized telecommunications and technology-based companies; and

      o Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of common stock.

      The executive compensation program is comprised of a base salary and long-term incentive opportunities in the form of stock options, along with benefits offered to all Metro One employees.

      Base Salaries. The 2002 base salaries of Metro One's executive officers were established by the Board of Directors effective January 2002, except for that of Mr. Timmins, which until December 31, 2002 was established by employment contract in 1995 (as amended in March 2000) and which currently is established by employment contract effective January 2003. In approving those salaries, the Compensation Committee considered information about salaries paid by companies of comparable size in the telecommunications outsourcing industry, individual performance, position, and internal comparability considerations. While all of these factors were considered, the Compensation Committee did not assign specific weights to any of these factors.

      Stock Plans. The long-term, performance-based compensation of executive officers takes the form of option awards under Metro One's 1994 Stock Incentive Plan, which is designed to align a significant portion of the executive compensation program with long-term shareholder interests. The plan permits the granting of several different types of stock-based awards. The Compensation Committee believes that equity-based compensation ensures that Metro One's executive officers have a continuing stake in the long-term success of the company. All options granted by Metro One have been granted with an exercise price equal to the market price of its common stock on the date of grant and, accordingly, will only have value if Metro One's stock price increases. In granting options under the stock incentive plan, the Compensation Committee generally takes into account each executive's performance, responsibilities, relative position and past grants.

      Chief Executive Officer Compensation. Metro One originally entered into an employment agreement with Mr. Timmins in 1995, which agreement was amended in 2000. The agreement and subsequent amendment provided for a base annual compensation and increases based upon achievement of certain corporate goals and upon a formula tied to Metro One's profitability. The amendment also provided for a base salary for Mr. Timmins of $200,000 and an annual bonus based on increased total net income of Metro One. This agreement expired on December 31, 2002.

      In March 2003, and effective as of January 1, 2003, Metro One entered into a new two-year employment agreement with Mr. Timmins. This agreement provides for an annual base salary of $180,000, reflecting a 10% voluntary reduction in the base annual compensation provided for in Mr. Timmins' previous employment contract, and also provides for discretionary bonuses to be awarded based on factors determined and approved by the Board of Directors or the Compensation Committee. In developing its recommendations regarding Mr. Timmins' compensation, the Committee considered a number of factors, including analyses of compensation in similarly-sized companies in the telecommunications outsourcing industry, analyses of compensation levels in similar companies in Metro One's local geographic area and Metro One's revenue and net income results over the past several years.

      The current employment agreement also provides for payment to Mr. Timmins of one additional year of base salary in the event of termination of employment upon death or for reasons other than cause, six months additional base salary due to disability, or six months additional base salary if for cause. Under the employment agreement, Mr. Timmins has been granted certain indemnification rights. In addition, the employment agreement prevents Mr. Timmins from competing with Metro One or soliciting the employment of other individuals employed by Metro One during Mr. Timmins' employment and for a period of one year thereafter. Under the employment agreement, Mr. Timmins may not disclose Metro One's confidential information to outsiders during employment and for a period of two years thereafter.

      Significant Compensation. As a result of changes to the Internal Revenue Code adopted in 1993, publicly held corporations generally are not permitted a federal income tax deduction for compensation to be paid to certain officers to the extent that such an officer's compensation exceeds $1 million in a taxable year. An exception may apply to certain performance-based payments that are approved in advance by a majority vote of the shareholders. The Compensation Committee has not adopted any formal policy concerning the application of this limitation when an officer merits compensation in excess of the limitation. The Compensation Committee will continue to review and monitor the issue.

                              The Compensation Committee:
                              James M. Usdan, Chairman
                              Aimo Olkkonen
                              Roger L. Pringle

                            Principal Shareholders

      The following table shows certain information regarding the ownership of our common stock as of April 2, 2003 by the following:

      o Each person we know to beneficially own more than 5% of the outstanding shares of our common stock;

      o     Each director;

      o     Each named executive officer; and

      o     All directors and named executive officers as a group.

                                                                      Shares
                                                                   Beneficially            Percent
Named Executive Officers, Directors and 5% Shareholders              Owned (1)           of Class (1)
-------------------------------------------------------              ---------           ------------
TeliaSonera AB
     Marbackagatan 11                                               6,000,000(2)             24.3%
     S-123 86 Farsta, Sweden

Cannell Capital Management                                          3,307,800(3)             13.4%
     150 California Street
     San Francisco, CA  94111

Fidelity Management & Research Company                              2,701,985(4)             10.9%
     82 Devonshire Street
     Boston, Massachusetts  01209

Timothy A. Timmins                                                    556,253                 2.3%

William D. Rutherford                                                 266,709                 1.1%

David Williams                                                        180,001                   *

James M. Usdan                                                        105,450                   *

Gary E. Henry                                                         194,747                   *

Karen L. Johnson                                                      113,311                   *

Dale N. Wahl                                                           76,846                   *

Duane C. Fromhart                                                      26,771                   *

Aimo Olkkonen                                                               0(5)                *

Roger L. Pringle                                                       15,000                   *

Helena Mattila                                                              0(5)                *

All directors and executive                                         1,535,088                 6.2%
officers as a group (11 persons)

----------
*     Less than one percent

(1) For purposes of this table, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting power and investment power with respect to shares. We believe that, except as indicated in the other footnotes to this table, the persons listed above have sole investment and voting power with respect to their shares of common stock. Applicable percentage ownership in the table is based on 24,682,318 shares of common stock outstanding as of April 2, 2003. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days of April 2, 2003 are considered outstanding for purposes of calculating the percentage owned by a person, but not for purposes of calculating the percentage owned by any other person. The numbers of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days are as follows: Timothy Timmins
      - 544,037; William Rutherford - 199,281; James Usdan - 105,000; Roger Pringle - 15,000; Gary Henry - 190,970; Karen Johnson - 113,011; David Williams - 60,000; Dale Wahl - 75,470; Duane Fromhart - 25,627; Roger Pringle - 15,000.

(2) Based solely on information provided in a Schedule 13D/A, filed with the Securities and Exchange Commission on December 19, 2002. The shares are held in the name of Sonera Holding, B.V., a Netherlands corporation and wholly owned subsidiary of TeliaSonera AB.

(3) Based on information provided in a Schedule 13G/A, filed with the Securities and Exchange Commission on February 14, 2003. As the managing member of Cannell Capital Management, J. Carlo Cannell is the indirect beneficial owner of the 3,307,800 shares held by Cannell Capital Management. One of the investment companies, Tonga Partners, L.P., is the beneficial owner of 1,440,100 shares, or approximately 5.8% of Metro One's outstanding common stock.

(4) Based solely on information provided in a Schedule 13G, filed with the Securities and Exchange Commission on February 13, 2003. Fidelity is a wholly-owned subsidiary of FMR Corp. and is a registered investment advisor acting for various investment companies who have the right to receive dividends or proceeds from the sale of the shares held. One of the investment companies, Fidelity Low Priced Stock Fund, is the beneficial owner of 2,451,985 shares, or approximately 9.9% of Metro One's outstanding common stock.

(5) Aimo Olkkonen and Helena Mattila are affiliated with TeliaSonera AB and are Sonera Holding B.V.'s designees to Metro One's Board of Directors pursuant to an Investment Agreement dated as of February 2, 2001 between Metro One and Sonera Media Holding B.V., which transferred its ownership to Sonera Holding B.V. in August 2002. In December 2002, Telia AB (now TeliaSonera AB) acquired 95% of the outstanding capital stock of Sonera Corporation, the parent corporation of Sonera Holding B.V. Mr. Olkkonen has expressly disclaimed any beneficial ownership in the shares held by TeliaSonera AB through Sonera Holding B.V.

                              Performance Graph

      The following graph compares the cumulative total shareholder return on our common stock for the five-year period beginning December 31, 1997, and ending December 31, 2002, as compared with the cumulative total return on the Russell 2000 Index and our SIC Code Index (SIC Code 4899 - Communications Services). We believe that our SIC Group Index provides a broad, appropriate and indicative representation of our cumulative shareholder return

      This graph assumes an investment of $100 on December 31, 1997 in each of our common stock, the Russell 2000 Index and our SIC Group Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

                          [PERFORMANCE GRAPH OMITTED]

Representation Of Data Points Used In The Performance Graph

                         Metro One    Russell 2000       SIC Code
           ------------------------------------------------------
           12/31/97        100.00          100.00          100.00
           12/31/98        158.21           97.20           88.69
           12/31/99        155.22          116.24          124.93
           12/31/00        298.51          111.22           63.94
           12/31/01        541.52          112.36           26.95
           12/31/02        115.47           88.11           11.01

           Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock and to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us, we believe that, with the following exception, during fiscal 2002 our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements. A Form 4 report that was due by February 10, 2002 for David Williams, a director, was not filed with the Commission until May 17, 2002.

                                Other Business

      The Board of Directors does not know of any matters other than those described in the notice of annual meeting that are to come before the meeting. If any other matters are properly brought before the meeting or any adjournments or postponements of the meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters in accordance with their best judgment.

                            Shareholder Proposals
                   For 2004 Annual Meeting of Shareholders

      Under Metro One's bylaws, nominations for election to the Metro One Board of Directors and proposals for other business to be transacted by the Metro One shareholders at an annual meeting of shareholders may be made by a shareholder (as distinct from Metro One) only if the shareholder is entitled to vote at the meeting and has given Metro One's secretary timely written notice that complies with the notice requirements of our bylaws. In addition, business other than a nomination for election to the Board must be a proper matter for action under Oregon law and Metro One's articles of incorporation and bylaws. Among other requirements, the written notice must be delivered to Metro One's secretary at Metro One's principal executive offices by not less than 60 days and not more than 90 days prior to the date of the annual meeting. However, if less than 60 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the notice, to be timely, must be so delivered by the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

      Separate and apart from the required notice described in the preceding paragraph, rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act entitle a shareholder in certain instances to require Metro One to include that shareholder's proposal (but not that shareholder's nominees for director) in the proxy materials distributed by Metro One for its next annual meeting of shareholders. Any shareholder of Metro One who wishes to present a proposal for inclusion in Metro One's proxy solicitation materials for the 2004 annual meeting must set forth the proposal in writing, file it with Metro One's secretary on or before December 26, 2003, and meet the other requirements for inclusion contained in the Securities and Exchange Commission's shareholder proposal rules.

                             Cost of Solicitation

      We will bear the cost of soliciting proxies. In addition to use of the mail, proxies may be solicited personally or by telephone by our directors, officers and employees, who will not be additionally compensated for these activities. Solicitation may be made personally, or by mail, facsimile, telephone, telegraph or messenger. We will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from these beneficial owners. We will reimburse these persons for their reasonable expenses incurred in that process.

                            Additional Information

      A copy of our annual report to shareholders for the fiscal year ended December 31, 2002 accompanies this proxy statement. We are required to file an annual report on Form 10-K for our fiscal year ended December 31, 2002 with the Securities and Exchange Commission. The Commission maintains a web site, www.sec.gov, which contains reports, proxy statements, and certain other information filed electronically by us with the Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K, without exhibits, by writing to Investor Relations, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007 or visiting our web site at www.metro1.com.

[METRO ONE LOGO]
MELLON SHAREHOLDER SERVICES
ATTN: LISA PORTER
520 PIKE ST., SUITE 1220
SEATTLE, WA 98101

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Metro One Telecommunications, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:


                                    METRO1    KEEP THIS PORTION FOR YOUR RECORDS
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                       DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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METRO ONE TELECOMMUNICATIONS, INC.

I.       Election of directors of the Company.
         Class I Director                   Class III Director
         01) Roger L. Pringle               04) Helena Mattila

         Class II Directors
         02) Aimo Olkkonen
         03) David A. Williams

For All           Withhold All      For All Except            To withhold authority to vote, mark "For All
                                                              Except" and write the nominee's number on
                                                              the line below.

[ ]                        [ ]              [ ]               ------------------------------------


Vote On Proposals                                                                    For     Against    Abstain


II. To approve an amendment of Metro One's articles of incorporation
to change the range of the number of authorized directors.                           [ ]       [ ]        [ ]

III. To approve an amendment of the 1999 Employee Stock Purchase Plan to increase the number of shares of common stock authorized
for purchase.                                                                        [ ]       [ ]        [ ]

IV. To ratify the selection of Deloitte & Touche LLP as independent
 auditors of Metro One for the year ending December 31, 2002.                        [ ]       [ ]        [ ]

IV. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or
 any adjournments thereof.                                                           [ ]       [ ]        [ ]

Please sign below exactly as your name appears on this Proxy Form. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Form, please sign and return all such cards in the accompanying envelope.
                                                     Yes    No
Please indicate if you plan to attend the meeting.   [ ]   [ ]

Please sign, date and return this Proxy Form today in the enclosed, pre-addressed envelope, which requires no postage, if mailed in the U.S.A.

-------------------------------------------       -------------------------------------
Signature [PLEASE SIGN WITHIN BOX]     Date       Signature (Joint Owners)         Date


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

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                       Metro One Telecommunications, Inc.
                                   Proxy Form
                         Annual Meeting of Shareholders
                                  May 28, 2003

                    This Proxy is Solicited On Behalf of the
            Board of Directors of Metro One Telecommunications, Inc.

The undersigned shareholder of record of Metro One Telecommunications, Inc., an Oregon corporation (the "Company"), hereby appoints Timothy A. Timmins and William D. Rutherford, or either of them (the "Proxies"), with full power of substitution, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders to be held at 3:30 p.m. on May 28, 2003, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon, 97007, or any adjournments or postponements thereof upon the matters listed herein, and in their discretion, upon such other matters as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless direction is given, this proxy will be voted "FOR" the election of each of the nominees listed in Proposal I as directors of Metro One, "FOR" the approval of an amendment of Metro One's articles of incorporation to change the range of the number of authorized directors as set forth in Proposal II, "FOR" the approval of an amendment of the 1999 Stock Purchase Plan as presented in Proposal III, "FOR" the ratification of the selection of the independent auditors of Metro One as set forth in Proposal IV, and in accordance with the discretion of the Proxies as to other matters. The undersigned hereby acknowledges receipt of Metro One's Notice of Annual Meeting and Proxy Statement dated April 25, 2003 and hereby revokes any proxy or proxies previously given.


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